Exhibit 99.1

AxoGen, Inc. Reports 2018 Second Quarter Financial Results

Q2 Revenue of $20.6 million, representing 36% growth over prior year; reiterates full year 2018 guidance

ALACHUA, FL – August 1, 2018 – AxoGen, Inc. (NASDAQ: AXGN), a global leader in developing and marketing innovative surgical solutions for peripheral nerves, today reported financial results and business highlights for the second quarter ended June 30, 2018.

Second Quarter 2018 Financial Results and Recent Business Highlights

•	Revenue of $20.6 million, up 36% compared to $15.2 million in the second quarter of 2017
•	Revenue from direct sales channel continues to grow above 40% and now accounts for approximately 80% of revenue
•	Gross margin of 84.9% compared to 85.0% in the second quarter of 2017
•	Net loss for the quarter was $7.4 million, or $0.20 per share, compared to net loss of $2.1 million, or $0.06 per share, in the second quarter of 2017
•	Adjusted net loss for the quarter was $3.2 million, or $0.09 per share, compared to adjusted net loss of $1.3 million, or $0.04 per share, in the second quarter of 2017
•	Adjusted EBITDA loss of $2.6 million compared to adjusted EBITDA loss of $593,000 in Q2 2017
•	Raised $132.7 million in net proceeds through a public offering of common stock on May 9,2018
•	Repaid in full outstanding debt of $25.0 million with MidCap Financial on May 22, 2018
•

On July 31, 2018, the Company completed the acquisition of a facility near our current leased processing facility in Dayton, Ohio, where we will transition our existing processing to support our long-term capacity needs

“We are pleased to report another quarter of strong growth for AxoGen,” said Karen Zaderej, chairman, CEO and president  of AxoGen. “We continue to invest in our capabilities across all aspects of the business, including our commercial team.  Our direct sales channel continues to grow above 40% and now accounts for approximately 80% of revenue.  Given the continued expansion of sales representative productivity and increased penetration of our active accounts, we are confident in our full year guidance and our ability to continue to drive growth.”

Additional Second Quarter and Recent Operational Highlights

•	Increased active accounts in the second quarter to 634, up 24% from 510 a year ago
•	Ended the quarter with 72 direct sales representatives, an increase of four representatives in the quarter and 21 representatives in the last 12 months, and 19 independent sales agencies

•	Conducted five national education programs in the second quarter, one of which was a Fellows program, and eight programs year-to-date
•	Increased the number of clinical presentations related to our surgical portfolio by nine, for a total of 22 for the year
•	Added three peer reviewed clinical publications to our surgical portfolio for a total of 62
•	Ended the quarter with $133.6 million in cash compared to $30.6 million at the end of Q1 2018. Net cash burn in Q2, after adjustments for the public offering and debt repayment, was $2.8 million.

“We continue to see growth in our core trauma space, including improved penetration of our active accounts“, noted Zaderej.  “We are also seeing solid development and surgeon engagement with our OMF and breast neurotization applications, and believe we are building strong capability to grow our platform for nerve repair across an expanding set of applications.”

2018 Financial Guidance

Management reiterates 2018 revenue will grow at least 40% over 2017 revenue and gross margins will remain above 80%. Additionally, management continues to expect to have at least 80 direct sales representatives by year end.

Upcoming Investor Events

Members of the AxoGen senior management team will participate at the following upcoming events:

•	Canaccord Genuity 38th Annual Growth Conference in Boston (August 8)
•	Morgan Stanley 16th Annual Global Healthcare Conference in New York (September 12-14)
•	Cantor Fitzgerald Global Healthcare Conference in New York (October 1-3)
•	AxoGen Analyst and Investor Day in New York City (November 19)

Conference Call

The Company will host a conference call and webcast for the investment community today at 4:30 p.m. ET. Investors interested in participating by phone are invited to call toll free at (877) 407-0993 or use the direct dial-in number at (201) 689-8795. Those interested in listening to the conference call live via the Internet can do so by visiting the Investors page of the Company’s website at www.axogeninc.com and clicking on the webcast link on the Investors home page.

Following the conference call, a replay will be available on the Company’s website at www.axogeninc.com under Investors.

About AxoGen

AxoGen (AXGN) is the leading company focused specifically on the science, development and commercialization of technologies for peripheral nerve regeneration and repair. We are passionate about helping to restore peripheral nerve function and quality of life to patients with physical damage or discontinuity to peripheral nerves by providing innovative, clinically proven and economically effective repair solutions for surgeons and health care providers. Peripheral nerves provide the pathways for both motor and sensory signals throughout the body. Every day, people suffer traumatic injuries or undergo surgical procedures that impact the function of their peripheral nerves. Physical damage to a peripheral nerve, or the inability to properly reconnect peripheral nerves, can result in the loss of muscle or organ function, the loss of sensory feeling, or the initiation of pain.

AxoGen's platform for peripheral nerve repair features a comprehensive portfolio of products, including Avance® Nerve Graft, an off-the-shelf processed human nerve allograft for bridging severed peripheral nerves without the comorbidities associated with a second surgical site, AxoGuard® Nerve Connector, a porcine submucosa extracellular matrix (ECM) coaptation aid for tensionless repair of severed peripheral nerves, AxoGuard® Nerve Protector, a porcine submucosa ECM product used to wrap and protect damaged peripheral nerves and reinforce the nerve reconstruction while preventing soft tissue attachments, and Avive® Soft Tissue Membrane, a minimally processed human umbilical cord membrane that may be used as a resorbable soft tissue covering to separate tissue layers and modulate inflammation in the surgical bed. Along with these core surgical products, AxoGen also offers AcroVal® Neurosensory & Motor Testing System and AxoTouch® Two-Point Discriminator. These evaluation and measurement tools assist health care professionals in detecting changes in sensation, assessing return of sensory, grip, and pinch function, evaluating effective treatment interventions, and providing feedback to patients on peripheral nerve function. The AxoGen portfolio of products is available in the United States, Canada, the United Kingdom, and several other European and international countries.

Cautionary Statements Concerning Forward-Looking Statements

This Press Release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or predictions of future conditions, events, or results based on various assumptions and management's estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “continue,” “may,” “should,” “will,” and variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements may include, without limitation, statements regarding our assessment on our internal control over financial reporting, our growth, our 2018 guidance, product development, product potential, financial performance, sales growth, product adoption, market awareness of our products, data validation, our visibility at and sponsorship of conferences and educational events. The forward-looking statements are subject to risks and uncertainties, which may cause results to differ materially from those set forth in the statements. Forward-looking statements in this release should be evaluated together with the many uncertainties that affect AxoGen's business and its market, particularly those discussed in the risk factors and cautionary statements in AxoGen's filings with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those projected. The forward-looking statements are representative only as of the date they are made and, except as required by law, AxoGen assumes no responsibility to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Non-GAAP Financial Measures

To supplement our consolidated financial statements, we use the non-GAAP financial measures of EBITDA, which measures earnings before interest, income taxes, depreciation and amortization, and Adjusted EBITDA which further excludes non-cash stock compensation expense.  We also use the non-GAAP financial measures of Adjusted Net Loss and Adjusted Net Loss Per Common Share - basic and diluted which excludes non-cash stock compensation expense and loss on extinguishment of debt from Net Loss and Net Loss Per Common Share - basic and diluted, respectively.  These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures should be read in conjunction with our financial statements prepared in accordance with GAAP. The reconciliations of AxoGen’s GAAP financial measures to the corresponding non-GAAP measures should be carefully evaluated.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons.  We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity and that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods.  We believe these non-GAAP financial measures are useful to investors because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the performance of our business.

Contacts:

AxoGen, Inc.
Kaila Krum, VP, Investor Relations and Corporate Development
kkrum@AxoGenInc.com

The Trout Group – Investor Relations
Brian Korb
646.378.2923
bkorb@troutgroup.com

AXOGEN, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	June 30,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$133,562,319	$36,506,624
Accounts receivable, net	12,358,984	11,064,720
Inventory	9,682,119	7,315,942
Prepaid expenses and other	1,307,028	853,381
Total current assets	156,910,450	55,740,667
Property and equipment, net	2,475,763	2,197,039
Intangible assets	1,157,521	936,992
Total assets	$160,543,734	$58,874,698

Liabilities and Shareholders’ Equity
Current liabilities:
Borrowings under revolving loan agreement	$—	$4,000,000
Accounts payable and accrued expenses	9,790,987	8,952,061
Current maturities of long term obligations	39,028	735,017
Contract liabilities, current	27,338	31,668
Total current liabilities	9,857,353	13,718,746
Long-term obligations, net of current maturities and deferred financing fees	45,240	19,809,772
Other long-term liabilties	82,506	95,514
Contract liabilities	55,340	68,631
Total liabilities	10,040,439	33,692,663
Shareholders’ equity:
Common stock, $.01 par value; 100,000,000 shares authorized; 38,310,884 and 34,350,329 shares issued and outstanding	383,109	343,503
Additional paid-in capital	291,515,330	153,167,817
Accumulated deficit	(141,395,144)	(128,329,285)
Total shareholders’ equity	150,503,295	25,182,035
Total liabilities and shareholders' equity	$160,543,734	$58,874,698

AXOGEN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Three and Six Months ended June 30, 2018 and 2017

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2018	2017	2018	2017
Revenues	$20,584,498	$15,168,064	$37,844,357	$27,409,137
Cost of goods sold	3,106,215	2,277,201	5,818,595	4,192,849
Gross profit	17,478,283	12,890,863	32,025,762	23,216,288
Costs and expenses:
Sales and marketing	14,025,909	9,438,288	26,495,260	18,048,770
Research and development	2,601,237	1,521,123	4,659,679	2,932,259
General and administrative	5,668,764	3,377,105	10,680,491	6,881,144
Total costs and expenses	22,295,910	14,336,516	41,835,430	27,862,173
Loss from operations	(4,817,627)	(1,445,653)	(9,809,668)	(4,645,885)
Other income (expense):
Interest income	156,411	—	156,550	—
Interest expense	(544,207)	(554,384)	(1,129,825)	(1,061,933)
Interest expense – deferred financing costs	(20,666)	(46,110)	(81,329)	(90,601)
Loss on extinguishment of debt	(2,186,114)	—	(2,186,114)	—
Other expense	(15,237)	(14,032)	(15,472)	(23,785)
Total other expense	(2,609,813)	(614,526)	(3,256,190)	(1,176,319)
Net loss	$(7,427,440)	$(2,060,179)	$(13,065,858)	$(5,822,204)
Weighted Average Common Shares outstanding – basic and diluted	36,677,074	33,124,139	35,605,054	33,075,555
Loss Per Common share – basic and diluted	$(0.20)	$(0.06)	$(0.37)	$(0.18)

Adjusted Net Loss – non GAAP	$(3,200,685)	$(1,335,802)	$(7,109,988)	$(4,249,238)
Adjusted Net Loss Per Common Share – basic and diluted	$(0.09)	$(0.04)	$(0.20)	$(0.13)

AXOGEN, INC.

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

Three and Six Months ended June 30, 2018 and 2017

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2018	2017	2018	2017
Net loss	$(7,427,440)	$(2,060,179)	$(13,065,858)	$(5,822,204)
Depreciation and amortization expense	195,016	109,517	374,954	217,876
Amortization expense of intangible assets	20,115	18,517	39,715	41,706
Income taxes	—	14,173	12,656	23,974
Interest income	(156,411)	—	(156,550)	—
Interest expense	2,057,550	554,384	2,643,168	1,061,933
Interest expense – deferred financing costs	693,437	46,110	754,100	90,601
EBITDA – non GAAP	$(4,617,733)	$(1,317,478)	$(9,397,815)	$(4,386,114)

Non cash stock compensation expense	2,040,641	724,377	3,769,756	1,572,966
Adjusted EBITDA – non GAAP	$(2,577,092)	$(593,101)	$(5,628,059)	$(2,813,148)

Net loss	$(7,427,440)	$(2,060,179)	$(13,065,858)	$(5,822,204)
Loss on extinguishment of debt	2,186,114	—	2,186,114	—
Non cash stock compensation expense	2,040,641	724,377	3,769,756	1,572,966
Adjusted Net Loss – non GAAP	$(3,200,685)	$(1,335,802)	$(7,109,988)	$(4,249,238)
Weighted Average Common Shares outstanding – basic and diluted	36,677,074	33,124,139	35,605,054	33,075,555
Adjusted Net Loss Per Common Share – basic and diluted	$(0.09)	$(0.04)	$(0.20)	$(0.13)

AXOGEN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Six Months ended June 30, 2018 and 2017

(unaudited)

	Six Months Ended
	June 30,	June 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(13,065,858)	$(5,822,204)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	374,954	217,876
Amortization of intangible assets	39,715	41,706
Amortization of deferred financing costs	81,329	90,601
Loss on extinguishment of debt	2,186,114	—
Provision for bad debt	130,013	99,834
Provision for inventory write down	582,034	680,851
Share-based compensation	3,769,756	1,572,966
Change in assets and liabilities:
Accounts receivable	(1,424,277)	(1,470,098)
Inventory	(2,948,211)	(1,526,108)
Prepaid expenses and other	(453,647)	(73,286)
Accounts payable and accrued expenses	838,926	55,666
Contract and other liabilities	(30,629)	104,657
Net cash used in operating activities	(9,919,781)	(6,027,539)

Cash flows from investing activities:
Purchase of property and equipment	(653,678)	(366,886)
Acquisition of intangible assets	(260,244)	(153,321)
Net cash used for investing activities	(913,922)	(520,207)

Cash flows from financing activities:
Proceeds from the issuance of common stock	132,963,000	—
Cash paid for equity offering	(256,770)	—
Borrowing on revolving loan	26,253,043	26,119,539
Payments on revolving loan and prepayment penalties	(30,488,886)	(26,314,797)
Repayments of long term debt and prepayment penalties	(22,492,122)	(8,572)
Debt issuance costs	—	(29,472)
Proceeds from exercise of stock options and warrants	1,911,133	636,843
Net cash provided by financing activities	107,889,398	403,541

Net increase (decrease) in cash and cash equivalents	97,055,695	(6,144,205)
Cash and cash equivalents, beginning of year	36,506,624	30,014,405
Cash and cash equivalents, end of period	$133,562,319	$23,870,200

Supplemental disclosures of cash flow activity:
Cash paid for interest	$1,327,884	$1,058,599